SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129

(Address of principal executive offices) (Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of First Savings Financial Group, Inc. (the “Company”) was held on February 13, 2013. The final vote results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are duly elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Cecile A. Blau	1,211,740	46,893	600,253
Frank N. Czeschin	1,206,592	52,041	600,253
John P. Lawson, Jr.	1,216,889	41,744	600,253
Douglas A. York	1,206,531	52,102	600,253

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS
1,783,608	77,516	1,262

There were no broker non-votes regarding this proposal.

3.	A resolution to approve the compensation of the Company’s named executive officers was approved by shareholders by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS
1,158,812	71,756	31,565

There were 600,253 broker non-votes regarding this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2013	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer